                                  Law Offices
                          DRINKER BIDDLE & REATH LLP
                      Philadelphia National Bank Building
                             1345 Chestnut Street
                          Philadelphia, PA 19107-3496
                           Telephone: (215) 988-2700
                              Fax: (215) 988-2757

                               December 14, 1998


The RBB Fund, Inc.
Bellevue Park Corporate Center
400 Bellevue Parkway, Suite 100
Wilmington, Delaware 19809

              RE: SHARES REGISTERED BY POST-EFFECTIVE AMENDMENT NO. 63 TO REGISTRATION STATEMENT ON FORM N-1A (FILE NO. 33-20827)
                   -------------------------------------------------------

Ladies and Gentlemen:

          We have acted as counsel to The RBB Fund, Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission of Post-Effective Amendment No. 63 (the "Amendment") to the Company's Registration Statement on Form N-1A under the Securities Act of 1933, as amended (the "1933 Act"). The Board of Directors of the Company has authorized the issuance and sale by the Company of the following classes and numbers of shares of common stock $.001 par value per share (collectively, the "Shares"), with respect to the n/i numeric investors Micro Cap Fund, the n/i numeric investors Growth Fund, the n/i numeric investors Growth & Value Fund, the n/i numeric investors Larger Cap Value Fund and the n/i numeric investors Small Cap Value
Fund:

   Portfolio                        Class               Authorized Shares
   ---------                        -----               -----------------
n/i numeric investors Micro
   Cap Fund                           FF                    50,000,000
n/i numeric investors Growth
   Fund                               GG                    50,000,000
n/i numeric investors Growth & Value
   Fund                               HH                    50,000,000
n/i numeric investors Larger
   Cap Value Fund                     XX                    50,000,000
n/i numeric investors Small
   Cap Value Fund                     MMM                  100,000,000

The Amendment seeks to register an indefinite number of the Shares.
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          We have reviewed the Company's Certificate of Incorporation, ByLaws, resolutions of its Board of Directors, and such other legal and factual matters as we have deemed appropriate. This opinion is based exclusively on the Maryland General Corporation Law and the federal law of the United States of America.

          We assume that, prior to the effectiveness of the Amendment under the 1933 Act, the Company will have filed with the Maryland Department of Assessments and Taxation all necessary documents (the "Documents") to authorize, classify and establish the Shares.

          Based upon and subject to the foregoing, it is our opinion that the Shares, when issued for payment as described in the Company's Prospectuses offering the Shares and in accordance with the Company's Articles of Incorporation and the Documents for not less than $.001 per share, will be legally issued, fully paid and non-assessable by the Company.

          We hereby consent to the filing of this opinion as an exhibit to Post-Effective Amendment No. 63 to the Company's Registration Statement.

                                       Very truly yours,



                                       /s/ Drinker Biddle & Reath LLP
                                       ------------------------------
                                       DRINKER BIDDLE & REATH LLP